As filed with the Securities and Exchange Commission on August 19, 2004
                                                     Registration No. 333-114529
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------



                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3



                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                        GLOBAL PAYMENT TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                            11-2974651
------------------------------                            ----------------------
(State or other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                                425B Oser Avenue
                               Hauppauge, New York
                                 (631) 231-1177
--------------------------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                                 Thomas Oliveri
                      Chief Executive Officer and President
                        Global Payment Technologies, Inc.
                                425B Oser Avenue
                               Hauppauge, New York
                                 (631) 231-1177
--------------------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:

                              Michael J. Shef, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                          Telephone No.: (212) 704-6000
                          Facsimile No.: (212) 704-6288


         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                                                 CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                          Amount        Proposed Maximum      Proposed Maximum
        Title of Each Class                to be          Offering Price         Aggregate            Amount of
  of Securities to be Registered       Registered (1)      per Share (2)      Offering Price      Registration Fee
------------------------------------  -----------------  ------------------  ------------------  --------------------
Common Stock, $.01 par value per
share, issuable upon conversion of
notes and payment of interest
thereon                                   591,432             $4.015            $2,374,600           $300.86(3)
------------------------------------  -----------------  ------------------  ------------------  --------------------
Common Stock, $.01 par value per
share, issuable upon exercise of
warrants ($4.87 exercise price)           100,000             $4.015             $401,500             $50.87(3)
------------------------------------  -----------------  ------------------  ------------------  --------------------
Common Stock, $.01 par value per
share, issuable upon exercise of
warrants ($5.28 exercise price)            60,000             $4.015             $240,900             $30.52(3)
------------------------------------  -----------------  ------------------  ------------------  --------------------
Common Stock, $.01 par value per
share, issuable upon exercise of
warrants ($5.68 exercise price)            40,000             $4.015             $160,600             $20.35(3)
=====================================================================================================================



(1) Pursuant to Rule 416(b), there shall be deemed covered hereby all additional securities resulting from antidilution adjustments.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933; based on the average of the closing bid and asked price reported on the Nasdaq National Market on April 12, 2004.


(3)      Previously paid.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED AUGUST 19, 2004



The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. The selling stockholders may not sell these securities nor may they accept offers to buy these securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.


PROSPECTUS

                        Global Payment Technologies, Inc.


                         791,432 Shares of Common Stock

         o The selling stockholders are offering to sell 791,432 shares of common stock, of which 200,000 are issuable upon exercise of warrants, 516,432 are issuable upon conversion of notes and 75,000 which we may use to pay for the interest on such notes.


         o We will not receive any proceeds from the offering of common stock.



         o Our common stock is traded and quoted on the Nasdaq National Market under the symbol "GPTX." On August 16, 2004, the last reported bid price of our common stock was $3.25 and the last reported asked price was $3.85.



         The address and telephone number of Global's principal executive offices are:

                        Global Payment Technologies, Inc.
                                425B Oser Avenue
                               Hauppauge, New York
                                 (631) 231-1177

The securities offered hereby involve a high degree of risk. You should carefully consider the factors described under the caption "Risk Factors" beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------

                   The date of this Prospectus is ______, 2004

                                Table of Contents

                                                                            Page

Summary of Prospectus.........................................................3
Risk Factors..................................................................4
Special Information About Forward Looking Statements..........................7
The Company...................................................................8
Use of Proceeds...............................................................8
Selling Stockholders..........................................................8
Plan of Distribution.........................................................10
Indemnification of Directors and Officers....................................11
Where You Can Find More Information About Us.................................12
Legal Matters................................................................13
Experts......................................................................13

                              SUMMARY OF PROSPECTUS

You  should  read  the  following   summary  together  with  the  more  detailed
information contained in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any documents incorporated by reference carefully before purchasing our common stock.

Summary of the Company

         Global Payment Technologies, Inc. designs and manufactures currency validation systems, including paper currency validators and related paper currency stackers, and sells its products in the United States and numerous international markets. Validators receive and authenticate paper currencies in a variety of automated machines, including gaming and gaming related equipment, beverage and vending machines and retail equipment that dispense products, services, coinage and other currencies. Note stackers are sold with most validators and are designed to store validated paper currency and, in some cases, record and store information on contents, usually in secure removable cassettes. Although Global knows of no commercially available validator that is counterfeit-currency-proof, Global's validators and stackers offer significant protection against tampering and counterfeit currencies and provide tamper-evident storage of validated currency. Global's validators are adaptable to a wide variety of original equipment manufacturer applications and have been engineered into the design of most major gaming and numerous beverage and vending machines sold worldwide. Global's products offer a highly competitive level of performance and are designed to provide ease of maintenance and repair.

Selected Financial Data

         The selected financial data presented below have been derived from and should be read in conjunction with Global's financial statements incorporated by reference herein (See "Where you can find more information about us" on page
12).



                     (In thousands)         Nine Months Ended
                                                 June 30,                Year Ended September 30,
                                      ------------------------------- -------------------------------
                                            2004            2003            2003           2002
                                      ------------------------------- -------------------------------
                                                (unaudited)
                  Revenue              $       17,121  $     20,380    $     26,076   $      27,713
                  Net Loss             $       (1,807) $     (1,825)   $     (5,677)  $        (633)
                  Retained Earnings    $        1,166  $      6,825    $      2,973   $       8,650

                                  RISK FACTORS

Before you buy shares of our common stock, you should be aware that there are various risks associated with the purchase of our common stock. You should consider carefully these risk factors, together with all of the other information in this prospectus and all documents incorporated by reference, before you decide to purchase shares of our common stock. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information contained in this prospectus, including the documents we incorporate by reference under "Where You Can Find More Information About Us".

We have a history of losses and if we do not achieve profitability it may have a material adverse affect on our ability to fund operations



         In the last eight fiscal quarters, Global has incurred substantial recurring operating losses, including a net loss of $1,807,000 for the nine months ended June 30, 2004, a net loss of $5,677,000 for the year ended September 30, 2003, and a net loss of $633,000 for the year ended September 30, 2002. Additionally, our yearly revenues have decreased from $32,162,000 for the fiscal year ended September 30, 2001 to $27,713,000 for the fiscal year ended September 30, 2002 to $26,076,000 for the fiscal year ended September 30, 2003. If we do not achieve profitability, we may not be able to generate sufficient cash to fund our operations.



We compete against larger, well known companies with greater resources

         The market for Global's products is very competitive. Most competitors have significantly greater financial, technical, sales and marketing resources than we do permitting them to more easily market and sell their products. A number of competitors offer products that target the same markets that our products do. In the domestic market, certain competitors are divisions or affiliates of vending machine manufacturers (For example, Royal Vendors, Inc. is an affiliate of Coin Acceptors, Inc. ("Coinco"), which provides such manufacturers with a competitive advantage because they provide for the validator requirements of their affiliates. For validators sold for use in beverage, food, snack and lower-priced goods or amusement vending, Coinco dominates the domestic market. The largest supplier of validators used in gaming machines for the domestic market is Japan Cash Machines Co., Ltd. ("JCM").

         In the international markets, Global competes for gaming machine business primarily with JCM, MEI, Ardac and Cashcode Company, Inc., while for product and service vending machines Global competes with these competitors as well as Coinco, Sanyo, Conlux, Coegis, Innovative Technology, Ltd. and various smaller local manufacturers. To date, Global has been more willing to address smaller markets than its larger competitors and expects to encounter increased competition as the markets addressed by its products continue to grow.

If we are unable to keep up with new technologies in the validating industry, we will not be able to sell as many of our products as we currently do

         Global's future success is dependent upon the continued use of paper or simulated paper currency in gaming and vending machines and its ability to keep up with changes or advances in the verification of paper currency. Substantially all of Global's revenues are derived from the sale of paper currency validators and related bill stackers. In recent years there has been a movement toward the use of high-value coins or alternate payment methods such as electronic funds transfer systems, credit cards, debit or "smart" cards, or bar-coded tickets or coupons. Although we anticipate that we will try to develop and market validation systems for such alternate payment methods, there is no assurance that we will successfully develop and market new validation products. In addition, new technologies for more accurately, more quickly or less expensively verifying paper currency may be developed. Any such technological development could render our existing technology obsolete unless we are able to develop competing technology. If alternate payment methods become more common or new technologies are developed and we are unable to develop products to make use of such alternate payment systems, we will sell fewer products and our revenues will decrease.

We may not be able to adequately protect our proprietary rights

         Global relies on certain proprietary know-how and trade secrets to protect its technology. An important component of this proprietary information is Global's library of distinguishing characteristics of the currencies which its validators scan and validate and its proprietary algorithms. Global has entered into non-disclosure and secrecy agreements with certain of its key employees having access to this technology. In addition, Global holds ten U.S. patents as follows: design for "Escrow Box for Coin Operated Machines," issued April 22, 1986; "Paper Currency Acceptor and Method of Handling Paper Currency for Vending Machines and the Like," issued December 5, 1989; "Anti-fraud Currency Acceptor," issued November 9, 1993; "Bill Accumulating and Stacking Device," issued June 21, 1994; "Soft Count Tracking System," issued May 20, 1997; "Paper Currency Validator (Side-Looking Sensors)," issued September 15, 1998; "Electrical Switch Connectors," issued December 1, 1998; "Stacker Mechanism for Stacking Bank Notes" issued May 4, 1999; "Apparatus and method for detecting a security feature in a currency note," issued August 15, 2000; and "Bank Note Validator (RGBI)" issued May 1, 2001.

         In addition to its U.S. patents and pending application to broaden the application of one of its patents, Global has also applied for patent protection in a large number of international markets. If corresponding foreign patents are obtained, we believe that these patents could provide important protection for certain technological advantages its validators possess in international markets. Global has obtained patents in Australia, New Zealand and South Africa under the Eurasian Patent Convention corresponding to a U.S. patent covering the use of short wave-length light in a validator to discern the color and other characteristics of bills being scanned. In addition Global has obtained a patent in New Zealand corresponding to a U.S. patent covering a system for monitoring and tracking money collected from a gaming machine and the like.

         There can be no absolute assurance, however, that our patents and other methods of protecting our proprietary information will provide satisfactory protection of our proprietary information, that our patents do not or will not violate the proprietary rights of others, that our patents or other methods of protecting proprietary information would be upheld if challenged or that we would not be prevented from using any of our technology, any of which could have an adverse effect on us. In addition, there can be no assurance that we will have the financial resources necessary to enforce or defend our patents and proprietary information.

         Global believes that none of its products, services, patents or other proprietary rights infringe on the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against us with respect to current features, content or technology or that any such assertion may not require us to enter into royalty arrangements or result in litigation. Any litigation relating to the defense of our patents or the claim of infringement by a third party could have a material adverse affect on our financial condition.

Global derives substantial portion of its revenues from the gaming industry

         Global currently derives a substantial portion of its total revenues (78% for the fiscal year ended September 30, 2003) from the gaming industry. If activities in the gaming industry are restricted by certain states or countries to a greater extent than they currently are, or if some jurisdictions that currently permit gaming decide to no longer permit gaming or to restrict its growth, Global may be unable to sell as many of its products as it currently does, adversely affecting its revenues.

Global is subject to a number of regulations due to its supplying of paper currency validators to customers subject to gaming and postal regulations

         As a supplier of paper currency validators to customers subject to gaming and postal regulations, Global is, indirectly, subject to those regulations that are reflected in customer purchase orders or customer specifications. We believe that we are in full compliance with such regulations, but any failure to comply with such regulations could result in our being sanctioned by the jurisdiction whose regulations were violated. Such sanctions could range from monetary penalties to restrictions on the manufacture and distribution of our products. Any such sanctions could materially adversely affect our revenues.

A substantial portion of our current revenue comes from a few customers and the loss of such customers would adversely affect our revenues



50% and 68% of our revenues were generated from three customers for the nine months ended June 30, 2004 and the year ended September 30, 2003, respectively. If our relationships with these customers were terminated or if such customers purchased significantly fewer products than they currently do, our revenues would be adversely affected. Further, 30% and 48% of our net sales from the nine months ended June 30, 2004 and the year ended September 30, 2003 came from Global Payment Technologies Australia Pty. Ltd., a 50% owned subsidiary of Global. We anticipate that, in the future, our results from operations will depend upon numerous factors including product performance, competition, the introduction and market acceptance of new products and services and the regulatory environment. We anticipate that our results of operations for the immediate future will continue to depend to a significant extent upon revenues from a small number of customers. In order to increase our revenues, we will need to attract and retain additional customers. Our failure to obtain a sufficient number of additional customers would adversely affect our results of operations.



We depend on a small number of suppliers for certain components of our products, the loss of any of which could adversely affect our revenues

         Global depends on a single or a limited number of suppliers for certain housings, parts and components, including certain microprocessor chips and a short wave length light source. Global has entered into volume blanket purchase agreements with selected suppliers to help prevent shortages of unique components, but Global can provide no assurance that such suppliers will be able to provide sufficient components, and any interruption in the supply of key components that cannot be quickly remedied could result in our inability to produce certain of our products for an extended period of time and could have a material adverse effect on Global's revenues and results of operations.

We are highly dependent on our executive officers and several technical employees, the loss of any of whom could have an adverse impact on our future operations

         We believe that factors such as the technological and creative skills of our personnel are important in establishing and maintaining a leadership position within our industry. Therefore, our success is dependent on our ability to retain and motivate high quality personnel. However, competition for such personnel is intense and the inability to retain qualified employees could materially and adversely affect our business, operating results and financial condition. The loss of the services of any of our executive officers or key employees could have a material adverse effect upon our business, financial condition and results of operations.

Your ownership interest in Global may decrease because we have issued, and may continue to issue, a substantial number of securities convertible or exercisable into our common stock


         We have issued  convertible  debt and  warrants to  investors.  We have granted options to employees, directors and consultants for the purchase of 920,500 shares of our common stock, and in the future we may issue additional shares of common stock or options, warrants, preferred stock or other securities exercisable for or convertible into our common stock. Sales of these shares or the market's perception that such sales could occur may cause the market price of our common stock to fall and may make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate or to use equity securities as consideration for possible future acquisitions. In addition, each issuance of new shares of our common stock decreases each stockholder's ownership interest in Global and decreases the influence of such stockholder's vote at stockholder meetings.


Recently, we have relied upon debt and equity financing to sustain our operations and may continue to do so in the near future

         We have recently relied on a debt and equity financing to sustain our operations. If Global management deems it appropriate, Global may sell convertible debt or other securities in the future. Given the current economic climate, as well as our current operating and financial condition, it may be difficult to locate purchasers. Therefore, we can give no assurance that we will be able to raise sufficient capital now or in the future through the sale of Global securities to support our operations.

              SPECIAL INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus or in the documents we incorporate by reference are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements or publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect future events or developments.

                                   THE COMPANY

         Global Payment Technologies, Inc. was originally incorporated in New York in 1988 under the name Coin Bill Validator, Inc. In March 1997, Coin Bill Validator's stockholders approved a change of its name and state of incorporation from New York to Delaware, effected through the merger of Coin Bill Validator into our wholly-owned subsidiary, Global Payment Technologies, Inc., a Delaware corporation.

         Global designs and manufactures currency validation systems, including paper currency validators and related paper currency stackers, and sells its products in the United States and numerous international markets. Validators receive and authenticate paper currencies in a variety of automated machines, including gaming and gaming related equipment, beverage and vending machines and retail equipment that dispense products, services, coinage and other currencies. Note stackers are sold with most validators and are designed to store validated paper currency and, in some cases, record and store information on contents, usually in secure removable cassettes. Although Global knows of no commercially available validator that is counterfeit-currency-proof, Global's validators and stackers offer significant protection against tampering and counterfeit currencies and provide tamper-evident storage of validated currency. Global's validators are adaptable to a wide variety of original equipment manufacturer applications and have been engineered into the design of most major gaming and numerous beverage and vending machines sold worldwide. Global's products offer a highly competitive level of performance and are designed to provide ease of maintenance and repair.


                                 USE OF PROCEEDS

         Each selling stockholder is selling all of the shares covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of the shares. We will, however, receive $1,031,000 if all of the warrants for the underlying shares of common stock being registered are exercised. We expect to use these proceeds, if any, for general corporate purposes. In addition, if the notes are converted into shares of our common stock, such notes will be deemed satisfied and will cease to be liabilities of Global.

                              SELLING STOCKHOLDERS



         The shares being registered are shares of common stock underlying notes and warrants issued to the selling stockholder in a March 16, 2004 private placement. The total of all loan facilities is in the amount of $4,000,000, which is comprised of a $1,500,000 term note, a $750,000 minimum borrowing note and a $1,750,000 revolving note. To date, we have not drawn any amounts under the revolving note. The term note is in the principal amount of $1,500,000, and requires scheduled monthly payments of $25,000 from July 2004 through March 2005, $45,000 from April 2005 though September 2005 and $55,833 from October 2005 through March 2007. It was issued pursuant to a securities purchase agreement, dated March 16, 2004, by and between Global and the selling stockholder. The principal amount outstanding under the minimum borrowing note is $750,000. The minimum borrowing note and the revolving note issued to the selling stockholder pursuant to a security agreement established a convertible line of credit with the selling stockholder in the aggregate principal amount of $2,500,000. Each of the three notes bears interest at the prime rate plus 1.5% with a minimum interest rate equal to six percent per year, has a term of three years and is convertible into shares of Global's common stock at a fixed conversion price of $4.26 per share. In addition, the interest on the term note and the minimum borrowing note will automatically be paid in shares of our common stock if certain conditions are met, including that the price per share of our common stock exceeds 110% of the fixed conversion price for the five trading days preceding the date the interest accrued. If these conditions are not met, then interest on the term note and the minimum borrowing note will be paid in cash. Interest on the revolving note will always be paid in cash. At the current conversion price, the outstanding aggregate principal amount of $2,200,000 at August 1, 2004 is convertible into 516,432 shares of common stock. Each note provides for equivalent adjustments in the event of mergers, consolidations, stock splits, dividends or similar events and provides that their exercise price be adjusted downwards if Global engages in sales of its common stock, or other securities convertible or exercisable into its common stock, at a price per share less than the exercise price of the notes.


         The warrant issued to the selling stockholder is exercisable for (i) 100,000 shares of common stock at $4.87 per share, (ii) 60,000 shares of common stock at $5.28 per share, and (iii) 40,000 shares of common stock at $5.68 per share. The warrant expires on March 16, 2011, and provides for equivalent adjustments in the event of mergers, consolidations, stock splits, dividends or similar events.

         Pursuant to certain registration rights agreements between Global and the selling stockholder, Global must pay a penalty from 1% to 2% of the principal amount of the terms of the note that has been violated, if, among other things, (i) the registration statement of which this prospectus is a part has not been filed with the SEC by the filing date specified in the note, and
(ii) if the registration statement of which this prospectus is a part has not been declared effective by the SEC by June 15, 2004 (subject to extension as provided in the registration rights agreements).


         On April 29, 2004, the selling stockholder and Global entered into an amendment to the purchase agreement, notes and warrant pursuant to comments on the private placement made by the National Association of Securities Dealers. Pursuant to the amendments, the selling stockholder may not exercise or convert the securities issued to it by Global for more than 1,110,000 shares of Global's common stock without the approval of Global's stockholders.


         On August 9, 2004 the selling stockholder and Global entered into an amendment to the secured convertible term note, the secured convertible minimum borrowing note and the secured revolving note pursuant to comments on the private placement made by the Securities and Exchange Commission. Pursuant to the amendments, the interest on the term note and the minimum borrowing note will be automatically converted into shares of Global's common stock if certain conditions are met. The selling stockholder is not able to convert interest into shares of Global's common stock at the selling stockholder's option.


         The following table sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder as of August 1, 2004, the number of shares of common stock being offered by the selling stockholder, the number of shares of common stock the selling stockholder will beneficially own if the stockholder sells all of the shares being registered and the selling stockholder's percentage ownership of Global common stock if all the shares in the offering are sold. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately under this prospectus. All information with respect to share ownership has been furnished by the selling stockholder. Because the selling stockholder may sell all or part of its shares, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholder upon termination of any offering made hereby.

         The shares being offered for resale by the selling stockholder consist of shares of common stock underlying warrants and convertible notes issued in a March 16, 2004 private placement, as amended. The notes are subject to certain anti-dilution adjustments and the number of shares being registered is based on the current conversion price of the notes. The selling stockholder does not have, and within the past three years has not had, any position, office or other material relationship with us or any of our predecessors or affiliates.

                                           Shares of Common                        Beneficial      Percent of Class
                                                 Stock           Shares of      Ownership After       Owned After
                                             Beneficially      Common Stock     Offering If All     Offering if All
          Selling Stockholders                   Owned          to be Sold      Shares Are Sold     Shares Are Sold
          --------------------                   -----          ----------      ---------------     ---------------
Laurus Master Fund, Ltd.(1)                    716,432             791,432                 0               *





----------
* Less than 1%.
1. We have been advised by Laurus Master Fund, Ltd. that David Grin is its controlling person. Shares of common stock to be sold consists of 200,000 shares of common stock issuable upon exercise of warrants, 516,432 shares of common stock issuable upon conversion of notes and 75,000 shares of common stock issuable to the selling stockholder, if certain conditions are met, for the payment of interest due on the term note. Laurus Master Fund, Ltd. has contractually agreed that it will not convert debt or exercise warrants to the extent that such conversion or exercise would result in Laurus, together with its affiliates, beneficially owning more than 4.99% of the number of shares of our common stock outstanding at the time of conversion or exercise.



                              PLAN OF DISTRIBUTION

         The selling stockholder and any of its pledgees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o privately negotiated transactions; and o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share.

         The selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock, notes or warrants owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. Global will file a supplement to this prospectus after it has received notice from the selling stockholder that a donee or pledgee of the selling stockholder intends to sell more than 500 shares of Global common stock.

         The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         Global is required to pay all fees and expenses incident to the registration of the shares. Global has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. In connection with the private placement described in the section of this prospectus entitled "Selling Stockholders", Global paid (i) a fee to the selling stockholder equal to $140,000 plus all expenses incurred by the selling stockholder in connection with the transaction, and (ii) a fee to Cove Partners, LLC equal to $60,000 for acting as a finder in connection with the transaction.

         With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

         o for any breach of a director's duty of loyalty to the corporation or its stockholders,

         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

         o for any transaction from which a director derived an improper personal benefit.

         Global's certificate of incorporation provides that no director shall be personally liable to Global or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that liability for the following shall not be eliminated:

                  (i) any breach of the director's duty of loyalty to Global and its stockholders;

                  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (iii) under Section 174 of the DGCL; or

                  (iv) from any transaction for which the director derived an improper personal benefit.

         Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Global's certificate of incorporation and by-laws entitle officers and directors of Global to indemnification to the fullest extent permitted by the DGCL.

         Global has agreed to indemnify each of its directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. In addition, Global maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act of 1933.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Global pursuant to the provisions described above, or otherwise, Global has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Global of expenses incurred or paid by a director, officer or controlling person of Global in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Global will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov" or from our website at "http://www.gptx.com".

         We have  filed  with the SEC a  registration  statement  on Form S-3 to register shares of our common stock. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits filed as part of that registration statement. You can review and copy the registration statement and its exhibits at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits, is also available on the SEC's web site.

         This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:


         o Current Report on Form 8-K dated August 12, 2004 filed with the SEC on August 12, 2004
         o Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed with the SEC on August 12, 2004
         o Current Report on Form 8-K dated May 13, 2004 filed with the SEC on May 13, 2004
         o Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the SEC on May 13, 2004
         o Current Report on Form 8-K dated March 16, 2004 filed with the SEC on March 18, 2004
         o Current Report on Form 8-K dated March 10, 2004 filed with the SEC on March 16, 2004
         o Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 filed with the SEC on February 17, 2004
         o Current Report on Form 8-K dated February 12, 2004 filed with the SEC on February 12, 2004
         o        Definitive Proxy Statement filed with the SEC on January 28,
                  2004
         o Annual Report on Form 10-K for the fiscal year ended September 30, 2003 filed with the SEC on January 13, 2004
         o The description of Global's common stock contained in Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form SB-2 (033-86352) filed with the SEC on October 3, 1997


         You may request a copy of these filings, at no cost, by writing to us at our executive offices at Global Payment Technologies, Inc., 425B Oser Avenue, Hauppauge, New York, Attention: Thomas McNeill, or by calling us at (631) 231-1177.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this prospectus has been passed upon for us by Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Its telephone number is (212) 704-6000.


                                     EXPERTS

         The consolidated financial statements of Global Payment Technologies, Inc. appearing in Global Payment Technologies, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003 have been audited by KPMG LLP, independent auditors, as set forth in their report which is incorporated herein by reference. Such report of KPMG contains an explanatory paragraph related to the restatement of the Company's fiscal 2001 consolidated statement of cash flows. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of KPMG and the authority of such firm as experts in accounting and auditing.

         We have not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of _______________, 2004


                       Global Payment Technologies, Inc.





                                791,432 SHARES OF
                                  COMMON STOCK





                              --------------------
                                   PROSPECTUS
                              --------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which we will pay in connection with the issuance and distribution of the securities being registered on this registration statement. The selling stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.


         Filing fee for registration statement .............  $     402.60
         Legal fees and expenses  ..........................  $  15,000.00
         Accounting expenses................................  $  15,900.00
         Miscellaneous......................................  $     597.40
                                                               -----------
         Total..............................................  $  31,900.00



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article Ninth of the registrant's Certificate of Incorporation provides that the registrant shall indemnify, to the fullest extent permitted by the DGCL, each person who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and that the registrant shall indemnify such person against any liability, charge or expense asserted against such person or incurred by such person by reason of the fact that such person was, among other things, serving as a director, officer or employee of the registrant. Article XX of the registrant's by-laws provides that the registrant shall indemnify all persons authorized to be indemnified by
Section 145 of the DGCL to the fullest extent permitted by the DGCL.

         The registrant maintains a directors and officers liability insurance policy with Carolina Casualty Insurance Company. The policy insures the directors and officers of the registrant against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.


ITEM 16.  EXHIBITS.

Exhibit  Description
-------  -----------

4.1 Securities Purchase Agreement dated March 16, 2004 by and between the registrant and Laurus*
4.2      Secured Convertible Term Note dated March 16, 2004 issued to Laurus*
4.3      Common Stock Purchase Warrant dated March 16, 2004 issued to Laurus*

4.4 Registration Rights Agreement dated March 16, 2004 by and between the registrant and Laurus*
4.5 Security Agreement dated March 16, 2004 by and between the registrant and Laurus*
4.6 Security Agreement dated March 16, 2004 by and between the registrant and Laurus*
4.7 Secured Convertible Minimum Borrowing Note dated March 16, 2004 issued to Laurus*
4.8      Secured Revolving Note dated March 16, 2004 issued to Laurus*
4.9 Registration Rights Agreement dated March 16, 2004 by and between the registrant and Laurus*
4.10 Amendment Number 1 to the Securities Purchase Agreement, dated April 29, 2004 by and between the registrant and Laurus**
4.11 Amendment Number 1 to the Secured Convertible Term Note issued to Laurus, dated April 29, 2004**
4.12 Amendment Number 1 to Common Stock Purchase Warrant issued to Laurus, dated April 29, 2004**
4.13 Amendment Number 1 to Secured Convertible Minimum Borrowing Note issued to Laurus, dated April 19, 2004**
4.14 Amendment Number 1 to Secured Revolving Note issued to Laurus, dated April 29, 2004**
4.15     Amendment Number 2 to Secured Convertible Term Note, dated August 9,
         2004 ***
4.16 Amendment Number 2 to Secured Convertible Minimum Borrowing Note, dated August 9, 2004***
4.17     Amendment Number 2 to Secured Revolving Note, dated August 9, 2004***
5        Opinion of Jenkens & Gilchrist Parker Chapin LLP
23.1     Consent of KPMG LLP
23.2     Consent of Jenkens & Gilchrist Parker Chapin LLP (included in Exhibit
         5)****
24       Power of Attorney****
----------
* Filed as an exhibit to the registrant's Current Report on Form 8-K dated March 16, 2004, filed with the SEC on March 18, 2004.
** Filed as an exhibit to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 13, 2004.
*** Filed as an exhibit to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 12, 2004
****     Previously filed.



ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York on August 17, 2004.


                                 Global Payment Technologies, Inc.


                                 By:  /s/ Thomas McNeill
                                     -------------------------------------------
                                      Name: Thomas McNeill
                                      Title:  Vice President and Chief Financial
                                      Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                 Title                                  Date

         ---------                                 -----                                  ----
    /s/ Thomas Oliveri*                   Chief Executive Officer,                August 17, 2004
---------------------------------------
    Thomas Oliveri                        President and Director


    /s/ Thomas McNeill                    Vice President, Chief                   August 17, 2004
---------------------------------------
    Thomas McNeill                        Financial Officer and
                                          Principal Accounting
                                          Officer

    /s/ Richard Gerzof*                   Director                                August 17, 2004
---------------------------------------
    Richard Gerzof


    /s/ Stuart S. Levy*                   Director                                August 17, 2004
---------------------------------------
    Stuart S. Levy


    /s/ Edward Seidenberg*                Director                                August 17, 2004
---------------------------------------
    Edward Seidenberg


                                          Director                                August 17, 2004
---------------------------------------
    William H. Wood




*By:  /s/ Thomas McNeill
      ---------------------------------
       Thomas McNeill as
       Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit  Description
-------  -----------


4.1 Securities Purchase Agreement dated March 16, 2004 by and between the registrant and Laurus*
4.2      Secured Convertible Term Note dated March 16, 2004 issued to Laurus*
4.3      Common Stock Purchase Warrant dated March 16, 2004 issued to Laurus*
4.4 Registration Rights Agreement dated March 16, 2004 by and between the registrant and Laurus*
4.5 Security Agreement dated March 16, 2004 by and between the registrant and Laurus*
4.6 Security Agreement dated March 16, 2004 by and between the registrant and Laurus*
4.7 Secured Convertible Minimum Borrowing Note dated March 16, 2004 issued to Laurus*
4.8      Secured Revolving Note dated March 16, 2004 issued to Laurus*
4.9 Registration Rights Agreement dated March 16, 2004 by and between the registrant and Laurus*
4.10 Amendment Number 1 to the Securities Purchase Agreement, dated April 29, 2004 by and between the registrant and Laurus**
4.11 Amendment Number 1 to the Secured Convertible Term Note issued to Laurus, dated April 29, 2004**
4.12 Amendment Number 1 to Common Stock Purchase Warrant issued to Laurus, dated April 29, 2004**
4.13 Amendment Number 1 to Secured Convertible Minimum Borrowing Note issued to Laurus, dated April 19, 2004**
4.14 Amendment Number 1 to Secured Revolving Note issued to Laurus, dated April 29, 2004**
4.15     Amendment Number 2 to Secured Convertible Term Note, dated August 9,
         2004 ***
4.16 Amendment Number 2 to Secured Convertible Minimum Borrowing Note, dated August 9, 2004***
4.17     Amendment Number 2 to Secured Revolving Note, dated August 9, 2004***
5        Opinion of Jenkens & Gilchrist Parker Chapin LLP
23.1     Consent of KPMG LLP
23.2     Consent of Jenkens & Gilchrist Parker Chapin LLP (included in Exhibit
         5)****
24       Power of Attorney****
----------
* Filed as an exhibit to the registrant's Current Report on Form 8-K dated March 16, 2004, filed with the SEC on March 18, 2004.
** Filed as an exhibit to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 13, 2004.
*** Filed as an exhibit to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 12, 2004
****     Previously filed.





                                      E-1